   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 21, 1997
                                                   REGISTRATION NO. 333-
                                                                        --------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           ---------------------------

                        OCTEL COMMUNICATIONS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                                           77-0029449
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                             1001 MURPHY RANCH ROAD
                         MILPITAS, CALIFORNIA 95035-7912
                                 (408) 321-2000

               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           ---------------------------

                              DEREK S. DALEY, ESQ.
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                        OCTEL COMMUNICATIONS CORPORATION
                             1001 MURPHY RANCH ROAD
                         MILPITAS, CALIFORNIA 95035-7912
                                 (408) 321-2000
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                           ---------------------------

                                    Copy to:
                              MARK E. BONHAM, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304

                           ---------------------------

                APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE
                TO THE PUBLIC UNDER THIS REGISTRATION STATEMENT:

  As soon as practicable after this Registration Statement becomes effective.

                           ---------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                PROPOSED MAXIMUM         PROPOSED MAXIMUM
          TITLE OF SECURITIES              AMOUNT TO BE          OFFERING PRICE         AGGREGATE OFFERING        AMOUNT OF
           TO BE REGISTERED                 REGISTERED            PER SHARE(1)               PRICE(1)          REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value
  per share.............................      100,000                $16.50                 $1,650,000               $500
==================================================================================================================================

(1) Estimated solely for purposes of calculation of the registration fee based on the closing price of the Registrant's Common Stock on the Nasdaq National Market on February 14, 1997.

                           ---------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

PROSPECTUS


                        OCTEL COMMUNICATIONS CORPORATION

                           ---------------------------

                         Common Stock, $0.001 par value

                   -------------------------------------------


         This Prospectus relates to 100,000 shares of the Common Stock, $0.001 par value ("Common Stock"), of Octel Communications Corporation (together with its consolidated subsidiaries, "Octel" or the "Company") that are issuable upon exercise of options to purchase Common Stock (the "Options") held by the Selling Stockholder named herein (the "Selling Stockholder"). The Options have been issued with an exercise price of $12.50 per share. The shares may be offered from time to time by the Selling Stockholder for its own benefit. It is anticipated that the Selling Stockholder will generally offer shares for sale at prevailing prices in the over-the-counter market on the date of sale. The Company will receive no part of the proceeds of sales made hereunder. All expenses of registration, legal and other expenses (other than selling commissions and expenses) incurred in connection with this offering are being borne by the Company.

         The Common Stock of the Company is traded in the over-the-counter market on the Nasdaq National Market. On February 19, 1997, the closing price of the Company's Common Stock was $17.4375 (Nasdaq Symbol: OCTL).

         SEE "RISK FACTORS" COMMENCING ON PAGE 2 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

         The Selling Stockholder and any broker executing selling orders on behalf of the Selling Stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act.

                   -------------------------------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
             STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                   -------------------------------------------

                The date of this Prospectus is February 20, 1997.

         No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to: Director of Investor Relations, Octel Communications Corporation, 1001 Murphy Ranch Road, Milpitas, CA 95035-7912. The Company's telephone number at that location is (408) 321-2000.

         The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Citicorp Center, 500 West Madison St., Suite 1400, Chicago, IL 60661; Seven World Trade Center , New York, NY 10048; and copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Information, as of particular dates, concerning directors and officers of the Company, their remuneration, options granted to them, the principal holders of securities of the Company, and any material interest of such persons in transactions with the Company has been or will be disclosed in the proxy statements to be distributed to stockholders of the Company and filed with the Commission. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information filed electronically with the Commission. The address of the site is http://www.sec.gov.

         This Prospectus contains information concerning the Company and sales of its Common Stock by the Selling Stockholder but does not contain all the information set forth in the Registration Statement which the Company has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement, including various exhibits, may be inspected at the Commission's office in Washington, D.C.


                                  RISK FACTORS

         In addition to reviewing other information in this Prospectus and the Company's Annual Report on Form 10-K and the other documents incorporated herein by reference (the "Incorporated Documents"), the following factors should be considered carefully in evaluating the Company and its business before purchasing the shares of Common Stock offered by this Prospectus. Statements in this "Risk Factors" section regarding expectations or future events and certain sections of the Incorporated Documents (identified with more particularity in such Incorporated Documents) may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those projected in such forward-looking statements as a result of the factors set forth below and elsewhere in this document and the Incorporated Documents.

         The Company believes that in the future its results of operations could be affected by various factors including, but not limited to, market acceptance of new products and upgrades, growth in the worldwide voice processing market, competition, expansion of services by its VIS customers, the outcome of litigation and changes in general economic conditions in any of the countries in which the Company does business.

         The Company believes that the successful introduction of new and enhanced products and services will be essential for it to maintain or improve its competitive position. In October 1996, the Company announced the delay of a software release for its Sierra platform. The release, which is an upgrade for existing customers, was originally expected to begin shipping late in the first quarter of fiscal 1997 but has been delayed until the latter portion of fiscal 1997. As of January 17, 1997, the Company met a major milestone by shipping the software product to one of its customers for evaluation. However, the time frame for acceptance by customers may negatively affect revenues in fiscal 1997 and the Company's quarterly trend of results of operations may be negatively affected throughout the remainder of fiscal 1997. While the Company believes that this delay will not put contracts or customer relationships at risk, and that this delay is merely a timing issue, there can be no assurance that further delays will not occur, that customer relationships will not be damaged or that expected revenues related to this upgrade will not be permanently lost.

         In July 1995, the Company introduced OcteLink - a global "messaging post office" that could eventually allow the interconnection of virtually any voice messaging system with networking capability, regardless of protocol, system size or geographic location. OcteLink revenues may be derived from either the sale of hardware to service providers or from OcteLink directly providing services to a customer. Revenues from OcteLink commenced during the second quarter of fiscal 1996 but have not been material to date. The Company has incurred additional research and development and selling, general and administrative expenditures to launch OcteLink and expects to incur additional costs in future quarters. Although the Company believes OcteLink is a viable global messaging network, there is currently no reliable data regarding the demand for such services. Furthermore, demand for a global messaging network may be slow to materialize, may not materialize or competitors may successfully introduce alternative solutions to OcteLink that achieve better market acceptance.

         The Company is currently engaged in various new projects and product development which are necessary to help maintain market share and Octel's leadership position in the industry. Two of the more significant projects are "unified messaging" products for voice, fax and electronic mail messaging and the Company's next-generation client/server architecture for its Sierra platform, IMA. Unified messaging essentially unites voice, fax and e-mail together in a client/server architecture that uses standard PC and LAN technology. This integration brings together several discrete technologies into a single mailbox that provides user access from a telephone or a PC. In May 1995, Octel announced the first component of its unified messaging technology that will be available on Microsoft Exchange, a LAN-based, enterprise-wide messaging architecture. Current expectations are for revenue to commence in the latter half of fiscal 1997 but are not expected to be material for fiscal 1997. IMA was originally scheduled for first-phase release during the end of fiscal 1996; however, shipment of this product has been delayed in order to allow for incorporating newly available third-party technologies, the completion of product development and the release of a more feature-rich product. The successful introduction of these and other new products is dependent on a number of factors, some of which are beyond the Company's control, including product acceptance in the marketplace, introduction of competitive products by existing or new competitors, changes in technology, price competition and other factors. Any delay in introducing new products or failure of such products to achieve substantial market share could significantly reduce future expected revenues or result in the need for additional expenses to bring the product to market. Furthermore, there can be no assurance that the Company will be successful in completing and introducing new products or that such products will generate significant revenues or profits.

         During the latter half of fiscal 1995, the Company adopted a new, capacity-based pricing approach for its largest GBS system, the XC-1000. This pricing approach was also adopted for Overture and Sierra system sales during fiscal 1996. This approach allows customers to purchase systems with only part of the equipment's capacity enabled and then have additional capacity enabled in the future upon payment of additional fees. The Company adopted contract accounting during fiscal 1996 (based upon percentage-of-completion) to recognize revenue in connection with capacity on demand transactions when firm commitments to purchase additional capacity exist. Under this method, revenues are recognized as a function of the capacity provided to the customer and costs are recognized proportionally to revenue recognized. Consequently, certain costs are deferred in the Balance Sheet under the caption "Deposits and other assets." While the Company believes that capacity-based pricing will make it more competitive, difficulties in implementing this approach, delays or adverse results due to renegotiation of sales and distribution agreements to accommodate capacity-based pricing or the failure to generate additional sales could have an adverse effect on the Company's results of operations.

         Due to the factors noted above and elsewhere in management's discussion and analysis of financial condition and results of operations, the Company's future earnings and Common Stock price may be subject to significant volatility, particularly on a quarterly basis. Past financial performance should not be considered a reliable indicator of future performance and investors should not use historical trends to anticipate results or trends in future periods. Any shortfall in revenue or earnings from the levels anticipated by securities analysts could have an immediate and significant adverse effect on the trading price of the Company's Common Stock in any given period. Additionally, the Company may not learn of such shortfalls until late in a fiscal quarter, which could result in an even more immediate and adverse effect on the trading price of the Company's Common Stock. Finally, the Company participates in a highly dynamic industry which often results in volatility of the Company's Common Stock price.

         The Company has been and may in the future continue to be required to litigate enforcement of its intellectual property or commercial rights or to defend itself in litigation arising out of claims by third parties. Such litigation, even if the Company is ultimately victorious, can be extremely expensive and may have a material adverse effect on the Company's results of operations in any particular period. Litigation may also occupy management resources that would otherwise be available to address other aspects of the Company's business.


                                   THE COMPANY

         Octel Communications Corporation was incorporated in Delaware in December 1989 as the successor to a California corporation and a related corporation and research and development limited partnership first formed in 1982. The Company's principal executive offices are located at 1001 Murphy Ranch Road, Milpitas, CA 95035-7912 and its telephone number at that address is (408) 321-2000. The Common Stock of the Company is traded on the Nasdaq National Market and is quoted under the symbol OCTL.


                               SELLING STOCKHOLDER

         The Selling Stockholder is a trust that acquired the Options from Robert Cohn, the Company's Chief Executive Officer, who received the Options under the Company's 1995 Incentive Stock Plan. Members of Mr. Cohn's family are beneficiaries of the Selling Stockholder, and another director of the Company serves as trustee of the Selling Stockholder. The following table shows the name of the Selling Stockholder and the maximum number of shares of Common Stock to be sold by it pursuant to this Prospectus:

                                                        MAXIMUM
                                SHARES OWNED         SHARES TO BE         SHARES OWNED
      SELLING                     PRIOR TO            SOLD IN THE           AFTER THE
    STOCKHOLDER                   OFFERING             OFFERING             OFFERING
The Hollis Trust                   100,000              100,000                    0

                              PLAN OF DISTRIBUTION

         The Company has been advised by the Selling Stockholder that it intends to sell all or a portion of the shares offered hereby from time to time in the over-the-counter market and that sales will be made at prices prevailing at the times of such sales. The Selling Stockholder may also make private sales directly or through a broker or brokers, who may act as agent or as principal. In connection with any sales, the Selling Stockholder and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

         Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholder (and, if they act as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the Selling Stockholder. Broker-dealers may agree with the Selling Stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

         The Company has advised the Selling Stockholder that the anti-manipulative Rules 10b-2, 10b-6 and 10b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may apply to its sales in the market, has furnished the Selling Stockholder with a copy of these Rules and has informed it of the need for delivery of copies of this Prospectus. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

         Upon notification by the Selling Stockholder to the Company that any material arrangement has been entered into with a broker-dealer for the sale of shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold by the Selling Stockholder, the commissions paid or discounts or concessions allowed by the Selling Stockholder to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus.

         Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

         There can be no assurance that the Selling Stockholder will sell any or all of the shares of Common Stock offered by it hereunder.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Counsel for the Company, Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, has rendered an opinion to the effect that the Common Stock offered hereby is duly and validly issued, fully paid and nonassessable. Certain members of Wilson Sonsini Goodrich & Rosati, Professional Corporation, or investment partnerships of which persons are partners, beneficially own approximately 7,500 shares of the Company's Common Stock.

                      INFORMATION INCORPORATED BY REFERENCE

         There are hereby incorporated by reference in this Prospectus the following documents and information heretofore filed with the Securities and Exchange Commission:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, filed pursuant to Section 13 of the Exchange Act.

         (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996, filed pursuant to Section 13 of the Exchange Act.

         (3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996, filed pursuant to Section 13 of the Exchange Act.

         (4) The description of the Company's Common Stock to be offered hereby contained in the Company's Registration Statement on Form 8-B filed February 12, 1990 pursuant to Section 12(g) of the Exchange Act.

         (5) The description of the Company's Common Share Purchase Rights to be offered hereby contained in the Company's Registration Statement on Form 8-A filed August 1, 1990, as amended, pursuant to Section 12(g) of the Exchange Act.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VI of the Bylaws of the Company provides that the Company shall indemnify certain agents of the Company against judgments, fines, settlements and other expenses arising from such person's agency relationship with the Company to the maximum extent permitted by the Delaware Corporation Law. Agents covered by this indemnification provision include current and former directors, officers, employees and other agents of the Company as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise. In addition, the Company has entered into Indemnification Agreements with its current officers and directors to indemnify them to the maximum extent permitted under Delaware law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware Corporation Law and the Bylaws of the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                        OCTEL COMMUNICATIONS CORPORATION

                       REGISTRATION STATEMENT ON FORM S-3

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

  ITEM NUMBER

Item 14           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

                  Registration fee--Securities and
                    Exchange Commission ..........       $   500
                  Accountant's fees ..............       $ 5,000**
                  Legal fees .....................       $ 5,000**
                  Miscellaneous ..................       $   500**
                                                         -------
                  Total ..........................       $11,000**

                  ----------

                  * Represents expenses relating to the distribution by Selling Stockholder pursuant to the Prospectus prepared in accordance with the requirements of Form S-3. These expenses will be borne by the Company.

                  **  Estimated amount.

Item 15           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  See "Indemnification of Directors and Officers."

Item 16           EXHIBITS.

                  EXHIBIT
                  NUMBER

                  5.1     Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

                  23.1    Consent of KPMG Peat Marwick LLP

                  23.2 Consent of Wilson Sonsini Goodrich & Rosati (Included in Exhibit 5.1)

                  24.1    Power of Attorney (contained on Page II-3)

Item 17           UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on February 20, 1997.

                                        OCTEL COMMUNICATIONS CORPORATION


                                        By:     /s/DEREK S. DALEY
                                           -------------------------------------
                                                Derek S. Daley, Vice President,
                                                Secretary and General Counsel

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert Cohn and Derek S. Daley, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on February 20, 1997 in the capacities indicated.

       SIGNATURE                                  TITLE
       ---------                                  -----
/s/ ROBERT COHN                    Chairman of the Board and Chief
-------------------------          Executive Officer (Principal Executive
(Robert Cohn)                      Officer)

/s/ W. MICHAEL WEST                President, Chief Operating Officer and
-------------------------          Director
(W. Michael West)

/s/ JODY BISSON                    Acting Chief Financial Officer, Vice
-------------------------          President and Corporate Controller
(Jody Bisson)                      (Principal Financial Officer and Principal
                                   Accounting Officer)

/s/ ANSON M. BEARD, JR.            Director
-------------------------
(Anson M. Beard, Jr.)

                                   Director
-------------------------
(Leo J. Chamberlain)

/s/ DEBORAH A. COLEMAN             Director
-------------------------
(Deborah A. Coleman)

       SIGNATURE                                  TITLE
       ---------                                  -----
/s/ NATHANIEL DE ROTHSCHILD        Director
-------------------------
(Nathaniel de Rothschild)

/s/JAMES A. MCDIVITT               Director
-------------------------
(James A. McDivitt)

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                                                                      PAGE

 5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C......................

23.1 Consent of KPMG Peat Marwick LLP......................................

23.2 Consent of Wilson Sonsini Goodrich & Rosati (Included in Exhibit 5.1).

24.1 Power of Attorney (contained on Page II-3)............................